SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              CARVER BANCORP, INC.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
        ----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
February 15, 2000
Dear Fellow Shareholder,

         YOUR VOTE COUNTS! At this critical time in your Company's history, your vote will make the difference in the future of Carver and your investment.

         At the Annual Meeting on February 24, you and other shareholders will be electing directors to serve on the Carver board. This is a long-term commitment that demands qualified, experienced and dedicated individuals who share Carver's common vision and are committed to making Carver grow and succeed. Your Company's director nominees--David N. Dinkins and David R. Jones--share this vision and have guided the changes necessary to make the vision a reality.

         This is no time for candidates such as those proposed by BBOC, Kevin Cohee and Teri Williams (the "Cohees")--part of a Boston-based group that is waging a costly and disruptive proxy fight against your Company. Rather, this is a time to focus on a common vision for the Company's future and to deliver the value of Carver's franchise to all shareholders. We believe the Cohees would be a disruptive and divisive element on your Board and that they will not represent the interests of all shareholders. Your Board unanimously recommends that you REJECT the Cohees.

         We strongly urge you to mark the box entitled "FOR" on the enclosed WHITE MANAGEMENT PROXY CARD NOW and elect candidates that are here for the long-term and for you.

         YOUR VOTE COUNTS. Keep Carver strong and growing.

DINKINS AND JONES: COMMITTED, QUALIFIED, LEADERS

         As we stated in our last letter to you, Carver is in the midst of a strategic and management turnaround that seeks to position Carver as one of the strongest, best-performing, customer-centered savings banks in the industry, one that is both shareholder value- and market-driven. This turnaround is the goal of the aggressive actions taken by the Board--actions to change management and put in place a strong, achievable growth strategy.

         David Dinkins and David Jones, as members of Carver's board, have been integral to the formulation and implementation of Carver's turnaround. They, along with other Board members, made the tough decision to bring effective change to Carver. THE MARKET HAS RESPONDED TO THESE CHANGES: CARVER'S STOCK HAS RISEN 52%--from $8.125 on June 1, 1999 to $12.375 on February 4, 2000.

         In addition, both men have committed their lives to bettering the communities Carver serves. They understand the breadth and value of Carver's unique franchise as a New York City-based institution created by community leaders to serve African- and Caribbean-American New Yorkers.

         These directors have earned the trust of many shareholders, as well as the customers and communities we serve. That trust must not be taken lightly, and should be placed only in the hands of those who have the relevant experience, vision and commitment to Carver's legacy--and to its future. This trust is the key to expanding Carver's core franchise including increasing deposits and lending. With a management team in place that can execute, Carver is now in a position to leverage those relationships on behalf of the Company.

THE COHEES--YOUR INTERESTS OR SELF-INTEREST?

         In letters to you and filings with the SEC, the Cohees make vague promises about leading Carver. Yet they have not offered you their specific strategy for value creation. We have!

         DON'T BE FOOLED BY THEIR PROMISES OR SCARE TACTICS! CARVER'S SURVIVAL IS NOT IN QUESTION--IN FACT WE'RE EVEN STRONGER WITH NEW CAPITAL AND HAVE REPORTED IMPROVED EARNINGS. A CLOSER REVIEW OF THEIR RECORD CONFIRMS THAT IT IS THE COHEES WHO NEED CARVER--NOT THE OTHER WAY AROUND. WE BELIEVE THE COHEES' MAIN MOTIVE IS TO GAIN ACCESS TO YOUR MONEY TO FUND THEIR PLANS FOR A NEW MULTI-STATE BANK--IT IS NOT TO SERVE YOU, OUR NEIGHBORHOODS, OR NEW YORK. IN OUR VIEW, THE ONLY PEOPLE WHO BENEFIT FROM PUTTING THE COHEES ON CARVER'S BOARD ARE THE COHEES.

         The Cohees' claim that they have turned around two community banks. Their actual performance raises many questions. Their banking formula is to take deposits from inner city residents and invest them in the bond market. And that's exactly what they've done. They launched a credit card and invested in risky bonds rather than making loans - both of which have produced significant losses. The value of BBOC's common equity was $425,000 in 1995, the year the Cohees took over. As of September 30, 1999 it was negative $3.8 million! Is this the kind of value creation you want for Carver? Is this your vision of "community banking?"

         To date the Cohees have cost you money by initiating a costly proxy contest and pursuing litigation with questionable claims and outrageous accusations. They have done so, we believe, to further their attempt to take your company over--from the inside.

         ON THE OTHER HAND, DAVID DINKINS AND DAVID JONES ARE COMMUNITY LEADERS WHO RECOGNIZED THAT CARVER COULD DO BETTER AND STRONGLY SUPPORT CARVER'S NEW STRATEGY FOR CREATING SUPERIOR SHAREHOLDER VALUE BY RAISING CARVER'S PRODUCTS AND SERVICES TO EXCELLENCE. CARVER'S GOAL IS TO TAKE ITS RIGHTFUL PLACE IN THE FINANCIAL SERVICES COMMUNITY. OUR STRATEGY TO GET THERE EMPHASIZES GROWTH THROUGH NEW BRANCHES, ATMS, AS WELL AS NEW PRODUCTS AND SERVICES SUCH AS ON-LINE AND TELEPHONE BANKING, MUTUAL FUNDS, BROKERAGE ACCOUNTS, AND INSURANCE. IN THEIR MOST RECENT LETTER, THE COHEES SUGGEST THAT WE CONSOLIDATE BRANCHES AND THAT "THE LAST THING CARVER NEEDS IS GROWTH." YOU DECIDE WHICH STRATEGY IS BEST FOR YOUR INVESTMENT AND YOUR COMMUNITY.

YOUR VOTE IS IMPORTANT!

         We believe the choice is clear--vote for Dinkins and Jones--the Carver nominees. Please vote your WHITE PROXY CARD today and mail it using the enclosed envelope, even if you previously have signed and sent in one or more WHITE cards. Management recommends that you vote "FOR" Proposals 1 and 2 and recommends that you vote "AGAINST" Proposal 3. Only your latest dated proxy card will be counted. We are asking you to return a new WHITE card to reconfirm your vote and help us track the voting as we get closer to the annual meeting.

Thank you for your continued support.

                                      Sincerely,


                                      /s/ Deborah C. Wright
                                      ---------------------
                                      Deborah C. Wright
                                      PRESIDENT AND CEO
                                      Carver Bancorp, Inc.

                SIGN, DATE AND RETURN THE WHITE PROXY CARD TODAY.

                                   IMPORTANT!

1. REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD. PLEASE VOTE EACH WHITE PROXY CARD YOU RECEIVE SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY. ONLY YOUR LATEST DATED PROXY COUNTS.

2. MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2 AND RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL 3.

3. WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY THE BBOC, NOT EVEN AS A VOTE OF PROTEST.


4. EVEN IF YOU HAVE SENT A BLUE PROXY CARD TO BBOC, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY, AND VOTE AS RECOMMENDED BY CARVER BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE.


5. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKER, PLEASE DIRECT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT TO VOTE THE WHITE PROXY CARD AS RECOMMENDED BY MANAGEMENT.

     IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR
                                PROXY SOLICITOR:
                         MORROW & CO. AT (800) 662-5200.

[LOGO OF CARVER BANCORP, INC.]             FOR IMMEDIATE
                                           RELEASE


Contact:   Ruth Pachman/David Lilly        Walter T. Bond
           Kekst and Company               Carver Bancorp, Inc.
           Telephone: (212) 521-4800       Telephone: (212) 876-4747, ext. 146




                         CARVER WINS MAJOR COURT VICTORY

 --DELAWARE COURT AFFIRMS MORGAN STANLEY, PROVENDER CAPITAL GROUP INVESTMENTS--

NEW YORK, FEBRUARY 16, 2000 - Carver Bancorp, Inc. (AMEX: CNY) announced today that the Court of Chancery of the State of Delaware has ruled in its favor, finding that the stock it issued to Morgan Stanley Dean Witter & Co. Inc. and Provender Opportunities Fund, L.P. on January 11, 2000 was validly issued for purposes of voting at the upcoming Carver Annual Stockholders Meeting. The Annual Meeting is scheduled to be held on February 24, 2000 at the Schomburg Center in Harlem.

A lawsuit seeking to enjoin Carver from treating such stock as validly issued for the purposes of voting had been filed by BBC Capital Market, Inc., a subsidiary of the Boston Bank of Commerce (BBOC). Kevin Cohee, chief executive officer of BBOC, and his wife Terri Williams, have launched a proxy fight against Carver, seeking to win election to the Carver board and unseat current directors David Jones, Carver's Chairman, and David Dinkins, former Mayor of the City of New York.

"We are extremely pleased by the court's decision," said Deborah C. Wright, Carver's President and Chief Executive Officer. "We have made every effort over the past few weeks to make two things clearly known: First, that the investments made in Carver by Morgan Stanley and Provender are very positive for the Bank and are integral to the Bank's business plan to grow and expand its product offerings for its customers through strategic alliances with larger partners. Second, we are gratified that our investors, Morgan Stanley and Provender, who have made substantial investments in Carver, will be allowed to vote their shares at the Annual Meeting.

"At the same time, we are saddened that Carver's success in securing an historic investment for New York City -- the first time that Wall Street has invested capital in an African-American bank - has been overshadowed by expensive, ugly, and unnecessary litigation pursued by Kevin Cohee and Teri Williams in a misguided attempt to further their own narrow agenda.

"Carver is eager to move forward now and return all its attention to building the bank's franchise and delivering shareholder value," Wright concluded.

Carver Bancorp, Inc., is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank operates seven full service branches in the New York City boroughs of: Brooklyn, Queens, Manhattan, and in Nassau County, New York. Shareholders, analysts and others seeking information about Carver are invited to write to: Carver Bancorp, Inc., Investor Relations, 75 West 125th Street, New York, New York 10027.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONSISTING OF ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY AND THE BANK THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, CHANGES IN GENERAL, ECONOMIC AND MARKET, LEGISLATIVE AND REGULATORY CONDITIONS AND THE DEVELOPMENT OF AN ADVERSE INTEREST RATE ENVIRONMENT THAT ADVERSELY EFFECTS THE INTEREST RATE SPREAD OR OTHER INCOME ANTICIPATED FROM THE COMPANY'S OPERATIONS AND INVESTMENTS. THE COMPANY AND THE BANK ASSUME NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT THE ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.



                                            # # #

[LOGO OF CARVER BANCORP, INC.]             FOR IMMEDIATE
                                           RELEASE


Contact: Ruth Pachman                     Walter T. Bond
         David Lilly                      Carver Bancorp, Inc.
         Kekst and Company                Telephone: (212) 876-4747, ext. 146
         212-521-4800


          CARVER BANCORP SENDS SECOND LETTER TO SHAREHOLDERS IN SUPPORT
                OF BOARD NOMINEES DAVID DINKINS AND DAVID JONES

          --CARVER WINS IN COURT; RAISES QUESTIONS ABOUT BBOC'S RECORD; URGES SHAREHOLDERS TO VOTE FOR CANDIDATES THAT UNDERSTAND CARVER'S MARKETS
                AND STRATEGY BY RE-ELECTING DINKINS AND JONES--

NEW YORK, FEBRUARY 17, 2000 - Carver Bancorp, Inc. (Amex: CNY), the holding company for Carver Federal Savings Bank, said today that it is sending a second letter to shareholders in connection with the proxy contest to re-elect two members of its Board of Directors.

Yesterday, the Court of Chancery of the State of Delaware ruled in Carver's favor, denying a petition filed by Kevin Cohee and Teri Williams, dissident Carver shareholders. The Court found that Carver investors Morgan Stanley Dean Witter & Co. Inc. and Provender Opportunities Fund, L.P. can vote their stock at the upcoming Carver Annual Stockholders Meeting. The Annual Meeting is scheduled to be held on February 24, 2000 at the Schomburg Center in Harlem.

The most recent letter sent by Carver to its shareholders regarding the proxy contest follows:

February 15, 2000
Dear Fellow Shareholder,

         YOUR VOTE COUNTS! At this critical time in your Company's history, your vote will make the difference in the future of Carver and your investment.

         At the Annual Meeting on February 24, you and other shareholders will be electing directors to serve on the Carver board. This is a long-term commitment that demands qualified, experienced and dedicated individuals who share Carver's common vision and are committed to making Carver grow and succeed. Your Company's director nominees--David N. Dinkins and David R. Jones--share this vision and have guided the changes necessary to make the vision a reality.

         This is no time for candidates such as those proposed by BBOC, Kevin Cohee and Teri Williams (the "Cohees")--part of a Boston-based group that is waging a costly and disruptive proxy fight against your Company. Rather, this is a time to focus on a common vision for the Company's future and to deliver the value of Carver's franchise to all shareholders. We believe the Cohees would be a disruptive and divisive element on your Board and that they will not represent the interests of all shareholders. Your Board unanimously recommends that you REJECT the Cohees.

         We strongly urge you to mark the box entitled "FOR" on the enclosed WHITE MANAGEMENT PROXY CARD NOW and elect candidates that are here for the long-term and for you.

         YOUR VOTE COUNTS. Keep Carver strong and growing.

DINKINS AND JONES: COMMITTED, QUALIFIED, LEADERS

         As we stated in our last letter to you, Carver is in the midst of a strategic and management turnaround that seeks to position Carver as one of the strongest, best-performing, customer-centered savings banks in the industry, one that is both shareholder value- and market-driven. This turnaround is the goal of the aggressive actions taken by the Board--actions to change management and put in place a strong, achievable growth strategy.

         David Dinkins and David Jones, as members of Carver's board, have been integral to the formulation and implementation of Carver's turnaround. They, along with other Board members, made the tough decision to bring effective change to Carver. THE MARKET HAS RESPONDED TO THESE CHANGES: CARVER'S STOCK HAS RISEN 52%--from $8.125 on June 1, 1999 to $12.375 on February 4, 2000.

         In addition, both men have committed their lives to bettering the communities Carver serves. They understand the breadth and value of Carver's unique franchise as a New York City-based institution created by community leaders to serve African- and Caribbean-American New Yorkers.

         These directors have earned the trust of many shareholders, as well as the customers and communities we serve. That trust must not be taken lightly, and should be placed only in the hands of those who have the relevant experience, vision and commitment to Carver's legacy--and to its future. This trust is the key to expanding Carver's core franchise including increasing deposits and lending. With a management team in place that can execute, Carver is now in a position to leverage those relationships on behalf of the Company.

THE COHEES--YOUR INTERESTS OR SELF-INTEREST?

         In letters to you and filings with the SEC, the Cohees make vague promises about leading Carver. Yet they have not offered you their specific strategy for value creation. We have!

         DON'T BE FOOLED BY THEIR PROMISES OR SCARE TACTICS! CARVER'S SURVIVAL IS NOT IN QUESTION--IN FACT WE'RE EVEN STRONGER WITH NEW CAPITAL AND HAVE REPORTED IMPROVED EARNINGS. A CLOSER REVIEW OF THEIR RECORD CONFIRMS THAT IT IS THE COHEES WHO NEED CARVER--NOT THE OTHER WAY AROUND. WE BELIEVE THE COHEES' MAIN MOTIVE IS TO GAIN ACCESS TO YOUR MONEY TO FUND THEIR

PLANS FOR A NEW MULTI-STATE BANK--IT IS NOT TO SERVE YOU, OUR NEIGHBORHOODS, OR NEW YORK. IN OUR VIEW, THE ONLY PEOPLE WHO BENEFIT FROM PUTTING THE COHEES ON CARVER'S BOARD ARE THE COHEES.

         The Cohees' claim that they have turned around two community banks. Their actual performance raises many questions. Their banking formula is to take deposits from inner city residents and invest them in the bond market. And that's exactly what they've done. They launched a credit card and invested in risky bonds rather than making loans - both of which have produced significant losses. The value of BBOC's common equity was $425,000 in 1995, the year the Cohees took over. As of September 30, 1999 it was negative $3.8 million! Is this the kind of value creation you want for Carver?
Is this your vision of "community banking?"

         To date the Cohees have cost you money by initiating a costly proxy contest and pursuing litigation with questionable claims and outrageous accusations. They have done so, we believe, to further their attempt to take your company over--from the inside.

         ON THE OTHER HAND, DAVID DINKINS AND DAVID JONES ARE COMMUNITY LEADERS WHO RECOGNIZED THAT CARVER COULD DO BETTER AND STRONGLY SUPPORT CARVER'S NEW STRATEGY FOR CREATING SUPERIOR SHAREHOLDER VALUE BY RAISING CARVER'S PRODUCTS AND SERVICES TO EXCELLENCE. CARVER'S GOAL IS TO TAKE ITS RIGHTFUL PLACE IN THE FINANCIAL SERVICES COMMUNITY. OUR STRATEGY TO GET THERE EMPHASIZES GROWTH THROUGH NEW BRANCHES, ATMS, AS WELL AS NEW PRODUCTS AND SERVICES SUCH AS ON-LINE AND TELEPHONE BANKING, MUTUAL FUNDS, BROKERAGE ACCOUNTS, AND INSURANCE. IN THEIR MOST RECENT LETTER, THE COHEES SUGGEST THAT WE CONSOLIDATE BRANCHES AND THAT "THE LAST THING CARVER NEEDS IS GROWTH." YOU DECIDE WHICH STRATEGY IS BEST FOR YOUR INVESTMENT AND YOUR COMMUNITY.

YOUR VOTE IS IMPORTANT!

         We believe the choice is clear--vote for Dinkins and Jones--the Carver nominees. Please vote your WHITE PROXY CARD today and mail it using the enclosed envelope, even if you previously have signed and sent in one or more WHITE cards. Management recommends that you vote "FOR" Proposals 1 and 2 and recommends that you vote "AGAINST" Proposal 3. Only your latest dated proxy card will be counted. We are asking you to return a new WHITE card to reconfirm your vote and help us track the voting as we get closer to the annual meeting.

Thank you for your continued support.

                                        Sincerely,


                                        Deborah C. Wright
                                        PRESIDENT AND CEO
                                        Carver Bancorp, Inc.

                SIGN, DATE AND RETURN THE WHITE PROXY CARD TODAY.

     IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR
                                PROXY SOLICITOR:
                         MORROW & CO. AT (800) 662-5200.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank operates seven full service branches in the New York City boroughs of: Brooklyn, Queens, Manhattan, and in Nassau County, New York. Carver Federal's deposits are insured by the FDIC. Shareholders, analysts and others seeking information about Carver Bancorp, Inc. are invited to write to: Carver Bancorp, Inc., Investor Relations, 75 West 125th Street, New York, NY 10027.

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These projections are subject to various factors that could cause actual results to differ materially from the estimates made in the forward-looking statements. Such factors include changes in interest rates, changes in the competitive environment for lending generally and in particular lending in urban communities, the ability of the Company to successfully implement its business strategy, changes in the value of real estate in the markets in which the properties securing the Bank's loans are located, changes in legislative and regulatory conditions, and other risks in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

THIS INFORMATION WAS FURNISHED ON BEHALF OF CARVER BANCORP, INC., ITS BOARD OF DIRECTORS AND MANAGEMENT. PLEASE READ CARVER'S PROXY STATEMENT SINCE IT CONTAINS IMPORTANT INFORMATION CONCERNING CARVER'S PROXY SOLICITATION AND THE PERSONS INVOLVED IN THE SOLICITATION. THE PROXY STATEMENT IS PUBLICLY AVAILABLE AND IS CURRENTLY BEING SENT TO SHAREHOLDERS. YOU CAN READ A COPY OF CARVER'S PROXY STATEMENT AND ITS OTHER SOLICITING MATERIALS FOR FREE AT THE FOLLOWING WEBSITE:
WWW.SEC.GOV.

                                      # # #

                                                                               4